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                                                                  EXHIBIT 3.2(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                      CONSOLIDATED CONTAINER CAPITAL, INC.

      The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, HEREBY CERTIFIES that:

      1. The name of the Corporation is "Consolidated Container Capital, Inc."

      2. The registered agent of the Corporation is The Corporation Trust Company, and its registered office is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of stock which the Corporation is authorized to issue is one hundred (100) shares of common stock, par value $.01 each, all of which are of one class and are designated as Common Stock.

      5. The name and address of the incorporator is: Kevin R. Shook, 1717 Main Street, Suite 2800, Dallas, Texas 75201.

      6. The Corporation is to have perpetual existence.

      7. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-laws of the Corporation.

      8. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no Director of the Corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of this Article EIGHT by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on June 18, 1999.

                                        By: /s/  Kevin R. Shook
                                            ------------------------------------
                                            Name: Kevin R. Shook
                                            Title: Sole Incorporator